EXECUTION
FIRST AMENDMENT TO CREDIT AGREEMENT
FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of July 31, 2012, by and between ALON REFINING KROTZ SPRINGS, INC., a Delaware corporation (“Borrower”), and GOLDMAN SACHS BANK USA, as Issuing Bank (“Issuing Bank”).
W I T N E S S E T H:
WHEREAS, the Borrower and the Issuing Bank have entered into a Credit Agreement dated as of May 28, 2010 (as amended, modified or supplemented from time to time, the “Credit Agreement”); and
WHEREAS, the parties desire to amend the Credit Agreement and the Letter of Credit to extend the term of the Letter of Credit.
NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree to amend the Credit Agreement as follows:
Section 1.    Definitions and Interpretation. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in Section 1.1 of the Credit Agreement.
Section 2.    Amendment to Section 2.1(a). Section 2.1(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:
2.1    Issuance of the Letter of Credit.

(a)    Letter of Credit. Subject to the terms and conditions hereof, Issuing Bank agrees to issue the Letter of Credit for the account of Borrower in the face amount of $200,000,000. The Letter of Credit shall be issued for the benefit of J. Aron & Company and shall expire on July 31, 2013.
Section 3.    Amendment of the Letter of Credit. The Borrower hereby requests that the Issuing Bank issue the amendment to the Letter of Credit in the form of Exhibit A hereto (the “LC Amendment”) and subject to the satisfaction of the conditions precedent set forth in Section 5 hereof, the Issuing Bank agrees to issue the LC Amendment, and the Borrower and the Issuing Bank agree that all references to the Letter of Credit in the Credit Agreement and Credit Documents shall refer to the Letter of Credit as amended by the LC Amendment.
Section 4.    Extension of Fee Letter. The Borrower and the Issuing Bank agree that the terms of the Letter of Credit Fee Letter dated May 28, 2010 shall remain in full force and effect until the Letter of Credit has been terminated, has expired or has been fully drawn, and the Borrower agrees to pay the fees provided for therein for the period until such termination, expiration or drawing.
Section 5.    Conditions Precedent. The obligation of Issuing Bank to issue the LC Amendment is subject to the satisfaction, or waiver by Issuing Bank, of the following conditions:
5.1    Amendment. Issuing Bank shall have received a counterpart of this Amendment originally executed and delivered by Borrower.
5.2    Organizational Documents; Incumbency. Issuing Bank shall have received (i) a copy of the certificate or articles of incorporation or other organizational documents, including all amendments thereto, of Borrower, certified as of a recent date by the Secretary of State of the State of Delaware, and a certificate as to the good standing of Borrower as of a recent date from such Secretary of State; (ii) a certificate of an officer of Borrower dated the date hereof and certifying (A) that attached thereto is a true and complete copy of the by-laws or comparable document of Borrower as in effect on the date hereof and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors or other governing body of Borrower authorizing the execution, delivery and performance of this Amendment and the issuance of the LC Amendment, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation or other organizational documents of Borrower have not been amended since the date of the copy certified by the Secretary of State furnished pursuant to clause (i) above, and (D) as to the incumbency and specimen signature of each officer executing this Amendment or any other document delivered in connection herewith on behalf of Borrower; (iii) a certificate of another officer as to the incumbency and specimen signature of the officer executing the certificate pursuant to (ii) above; and (iv) such other documents as Issuing Bank may reasonably request.
5.3    Transaction Costs. Issuing Bank shall have received all amounts due and payable on or prior to the date of issuance of the LC Amendment, including, to the extent invoiced, reimbursement or payment of all out-of-pocket costs and expenses required to be reimbursed or paid by Borrower hereunder or under any other Credit Document.
5.4    Governmental Authorizations and Consents. Borrower shall have obtained all Governmental Authorizations and all consents of other Persons, in each case that are necessary or advisable in connection with the transactions contemplated by this Amendment and each of the foregoing shall be in full force and effect and in form and substance reasonably satisfactory to Issuing Bank.
5.5    Closing Date Certificate. Borrower shall have delivered to Issuing Bank an originally executed Closing Date Certificate, together with all attachments thereto.
5.6    No Litigation. There shall not exist any action, suit, investigation, litigation, proceeding, hearing or other legal or regulatory developments, pending or threatened in any court or before any arbitrator or Governmental Authority that, in the reasonable opinion of Issuing Bank, singly or in the aggregate, materially impairs the transactions contemplated by this Amendment, or that could reasonably be expected to have a Material Adverse Effect.
5.7    Collateral Certificate. Issuing Bank shall have received a Collateral Certificate as of July 31, 2012.
Section 6.    Miscellaneous.
6.1    Execution and Effectiveness of this Amendment. This Amendment is executed and shall be construed as an amendment to the Credit Agreement, and, as provided in the Credit Agreement, this Amendment forms a part thereof. This Amendment shall be effective as of the date hereof upon the execution and delivery of this Amendment by the Borrower and the Issuing Bank.
6.2    Representations and Warranties. The Borrower hereby represents and warrants to the Issuing Bank that (a) all consents, approvals and authorizations necessary for such party’s execution, delivery and performance of this Amendment have been obtained or made, (b) this Amendment has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms and (c) no Default or Event of Default exists on the date hereof immediately prior to and after giving effect to the amendments and consents contemplated hereby.
6.3    Waiver. This Amendment is made in amendment and modification of, but not extinguishment of, the obligations set forth in the Credit Agreement and the other Credit Documents and, except as specifically modified pursuant to the terms of this Amendment, the terms and conditions of the Credit Agreement and the other Credit Documents remain in full force and effect. Nothing herein shall limit in any way the rights and remedies of the Issuing Bank under the Credit Agreement and the other Credit Documents. The execution, delivery and performance by the Issuing Bank and the other parties hereto of this Amendment shall not constitute a waiver, forbearance or other indulgence with respect to any Default or Event of Default now existing or hereafter arising.
6.4    Counterparts. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.
6.5    Severability. Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provisions in any other jurisdiction.
6.6    Governing Law. This Amendment shall be governed by, and construed in accordance with, the law of the State of New York.

6.7    Headings. Headings herein are for convenience only and shall not be relied upon in interpreting or enforcing this Amendment.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.
ALON REFINING KROTZ SPRINGS, INC., as Borrower

By:	/s/ Shai Even Name: Shai Even Title: Senior Vice President and CFO

GOLDMAN SACHS BANK USA, as Issuing Bank

By:	/s/ Andrew J. Kaiser Name: Andrew J. Kaiser Title: Chief Operating Officer